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                                                                    EXHIBIT 10.1

                               CUMULUS MEDIA INC.

                          RESTRICTED SHARES AGREEMENT

      WHEREAS, Lewis W. Dickey, Jr. ("GRANTEE") is an employee of Cumulus Media Inc. (the "COMPANY"); and

      WHEREAS, the grant of restricted shares evidenced hereby was authorized by a resolution of the Compensation Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of the Company that was duly adopted on April 25, 2005.

      NOW, THEREFORE, pursuant to Cumulus Media Inc. 2004 Equity Incentive Plan (the "PLAN") and subject to the terms and conditions thereof and the terms and conditions hereinafter set forth, the Company hereby grants to Grantee, effective as of April 25, 2005 (the "DATE OF GRANT"), the right to receive two hundred and fifty thousand (250,000) shares of the Company's Class A Common Stock, par value $.01 per share (the "COMMON SHARES," of which, in accordance with the terms of the Second Amended and Restated Employment Agreement, dated October 14, 2004, between Grantee and the Company (the "EMPLOYMENT AGREEMENT"), 125,000 shares shall be "TIME-VESTED RESTRICTED SHARES" and 125,000 shares shall be "PERFORMANCE RESTRICTED SHARES").

1. Rights of Grantee. The Common Shares subject to this grant shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in Grantee's name and endorsed with an appropriate legend referring to the restrictions hereinafter set forth. Grantee shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and receive all dividends paid thereon, provided that such shares, and any additional shares that Grantee may become entitled to receive by virtue of a share dividend, a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company, shall be subject to the restrictions hereinafter set forth.

2. Restrictions on Transfer of Common Shares. The Common Shares subject to this grant may not be assigned, exchanged, pledged, sold, transferred or otherwise disposed of by Grantee, except to the Company, until the Common Shares have become nonforfeitable in accordance with Section 3 hereof; provided, however, that Grantee's rights with respect to such Common Shares may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer in violation of the provisions of this Section 2 shall be null and void, and the purported transferee shall obtain no rights with respect to such shares.

3.    Vesting of Common Shares.

      (a) Time-Vested Restricted Shares. Subject to the terms and conditions of Sections 3(c), 3(d) and 4 hereof, Grantee's right to receive the Time-Vested Restricted Shares covered by this agreement shall become nonforfeitable to the extent of (i) one-half (1/2) of the Time-Vested Restricted Shares covered by this agreement after Grantee shall have been in the continuous employ of the Company or a subsidiary for two full years from the Date of Grant, and (ii) an additional one-

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            eighth (1/8) thereof after each of the next eight (8) successive calendar quarters thereafter during which Grantee shall have been in the continuous employ of the Company or a subsidiary. For purposes of this agreement, "SUBSIDIARY" shall mean a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest. For purposes of this agreement, the continuous employment of Grantee with the Company or a subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or a subsidiary, by reason of the transfer of his employment among the Company and its subsidiaries.

      (b) Performance Restricted Shares. Subject to the terms and conditions of Sections 3(c), 3(d) and 4 hereof, Grantee's right to receive the Performance Restricted Shares covered by this agreement shall become nonforfeitable to the extent of (i) one-half (1/2) of the Performance Restricted Shares covered by this agreement upon achievement of the Board-approved EBITDA budgeting goal for fiscal year 2005 and continuous employment for two (2) years from the Date of Grant, and (ii) the remaining one-half (1/2) of the Performance Restricted Shares covered by this agreement upon achievement of the Board-approved EBITDA budgeting goal for fiscal year 2006 and continuous employment for two (2) years from the Date of Grant; provided, however, that, to the extent Grantee's right to receive Performance Restricted Shares (or any portion thereof) remains forfeitable after two (2) years from the Date of Grant, such right shall, in any event, become nonforfeitable upon the eighth (8th) anniversary of the Date of Grant, provided Grantee shall have been in the continuous employ of the Company or a subsidiary through such date.

      (c) Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, and unless otherwise provided for in the Employment Agreement, upon Grantee's death or disability (as defined in the Employment Agreement) while in the employ of the Company or any subsidiary, Grantee's right to receive the Common Shares covered by this award shall become nonforfeitable immediately upon Grantee's death or disability.

      (d) Notwithstanding the provisions of Sections 3(a) and 3(b) hereof, Grantee's right to receive the Common Shares covered by this agreement shall become nonforfeitable upon any Change in Control (as defined in the Employment Agreement) of the Company that shall occur while Grantee is an employee of the Company or a subsidiary.

4. Forfeiture of Awards. Except as otherwise provided for in the Employment Agreement, Grantee's right to receive the Common Shares covered by this agreement that are then forfeitable shall be forfeited automatically and without further notice on the date that Grantee ceases to be an employee of the Company or a subsidiary prior to the fourth anniversary of the Date of Grant for any reason other than as described in Section 3(c). Except as otherwise provided for in the Employment Agreement, in the event that Grantee shall intentionally commit an act that the Committee determines to be materially

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      adverse to the interests of the Company or a subsidiary, Grantee's right to receive the Common Shares covered by this agreement shall be forfeited at the time of that determination notwithstanding any other provision of this agreement.

5. Retention of Certificates. During the period in which the restrictions on transfer and risk of forfeiture provided in Sections 2 and 4 above are in effect, the certificates representing the Common Shares covered by this grant shall be retained by the Company, together with the accompanying stock power signed by Grantee and endorsed in blank.

6. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this agreement, the Company shall not be obligated to issue any of the Common Shares covered by this agreement if the issuance thereof would result in violation of any such law. To the extent that the Georgia Securities Act of 1973, as amended, shall be applicable to this agreement, the Company shall not be obligated to issue any of the Common Shares or other securities covered by this agreement unless such Common Shares are (a) exempt from registration thereunder, (b) the subject of a transaction that is exempt from compliance therewith, (c) registered by description or qualification thereunder or (d) the subject of a transaction that shall have been registered by description thereunder.

7. Adjustments. The Committee shall make any adjustments in the number or kind of shares of stock or other securities covered by this agreement that the Committee may determine to be equitably required to prevent any dilution or expansion of Grantee's rights under this agreement that otherwise would result from any (a) stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) merger, consolidation, separation, reorganization or partial or complete liquidation involving the Company or
      (c) other transaction or event having an effect similar to any of those referred to in Section 7(a) or 7(b) hereof. Furthermore, in the event that any transaction or event described or referred to in the immediately preceding sentence shall occur, the Committee may provide in substitution of any or all of Grantee's rights under this agreement such alternative consideration as the Committee may determine in good faith to be equitable under the circumstances.

8. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any delivery of Common Shares to the Grantee, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such delivery that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Shares delivered to the Grantee. If such election is made, the shares so retained shall be credited against such withholding requirement at the Market Price per Common Share on the date of such delivery. In no event, however, shall the Company accept Common Shares for payment of taxes in excess of required tax withholding rates, except that, unless otherwise determined by the Committee at any time, the Grantee may surrender Common Shares

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      owned for more than six (6) months to satisfy any tax obligations resulting from any such transaction.

9. Right to Terminate Employment. No provision of this agreement shall limit in any way whatsoever any right that the Company or a subsidiary may otherwise have to terminate the employment of Grantee at any time.

10. Relation to Other Benefits. Any economic or other benefit to Grantee under this agreement or the Plan shall not be taken into account in determining any benefits to which Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a subsidiary.

11. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Grantee with respect to the Common Shares or other securities covered by this agreement without Grantee's consent.

12. Severability. In the event that one or more of the provisions of this agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

13. Governing Law. This agreement is made under, and shall be construed in accordance with, the internal substantive laws of the State of Georgia.

                           [SIGNATURE PAGE TO FOLLOW]

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      This agreement is executed by the Company effective as of this 25th day of
April, 2005.

                                        CUMULUS MEDIA INC.

                                        By /s/ MARTIN R. GAUSVIK
                                           -----------------------------------
                                        Name: Martin R. Gausvik
                                        Title: Executive Vice President, Chief
                                               Financial Officer and Treasuer

      The undersigned Grantee hereby acknowledges receipt of an executed original of this agreement and accepts the right to receive the Common Shares or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions herein above set forth.

                                        /s/ LEWIS W. DICKEY, JR.
                                        ------------------------
                                        Grantee

                                        Date: April 29, 2005

                 [signature page to restricted share agreement]